UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2016

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Winnebago Industries, Inc. (Winnebago Industries) is filing herewith a press release issued on September 16, 2016, as Exhibit 99.1, which is included herein. The press release was issued to report the appointment of Chris West to the position of Vice President-Operations effective September 26, 2016. Mr. West is 44 years old. As described in the attached press release, Mr. West previously served as Vice President of Global Supply Chain for Joy Global, a worldwide mining equipment manufacturer. Prior to that position he was Vice President of Manufacturing at Joy Global. Other positions West has held include Director of Manufacturing for AGCO Corporation, an agricultural equipment manufacturer and Director of Operations for the Nordam Group, a manufacturer of aircraft interiors. Mr. West will be eligible to participate in the Company’s executive compensation and benefit plans.

Daryl Krieger, formerly the Vice President of Manufacturing for Winnebago Industries, is stepping into the role of Managing Director of Iowa Operations. Mr. Krieger will be reporting to Mr. West going forward. Mr. Krieger has had many management roles within Winnebago during his 32 years of employment with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 15, 2016 Announcing Appointment of Mr. West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Dated:	September 16, 2016	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel & Secretary